UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 12, 2016, Osiris Therapeutics, Inc. (the “Company”) received an anticipated letter from The NASDAQ Stock Market (“NASDAQ”) noting that the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (“Q1 2016 Form 10-Q”) with the Securities and Exchange Commission (“SEC”) by its due date, in compliance with NASDAQ Listing Rule 5250(c)(1) which requires that NASDAQ-listed companies file their periodic financial reports with the SEC on a timely basis.

As previously disclosed, on March 17, 2016, the Company received a notification from NASDAQ that it had failed to comply with the same NASDAQ listing rule by not timely filing with the SEC its Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Form 10-K”). The Company has submitted a plan to NASDAQ to regain compliance with NASDAQ’s continued listing requirements.  The NASDAQ staff has discretion to grant up to 180 calendar days (i.e., to September 12, 2016) from the original non-compliance date for the 2015 Form 10-K for the Company to regain compliance. The Company is continuing to work diligently to complete its previously announced accounting reviews, restatements of prior period financial statements, transition to a new independent registered public accounting firm and 2015 audit so that it is in a position to bring its SEC filings up to date and regain NASDAQ listing compliance.  However, there can be no assurance regarding the timing or ultimate outcome of this process or the ability of the Company to successfully maintain its NASDAQ listing.

On May 16, 2016, the Company issued a press release regarding the foregoing matters.  A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding the timing or outcome of the NASDAQ listing qualification deficiency process or the ability of the Company to successfully maintain its NASDAQ listing, the timing or outcome of the restatements, including the materiality, significance, nature, subject matter, timing or quantitative effects of the Company’s restated financial statements, the transition to a new independent registered public accounting firm, the timing of the audit of the Company’s 2015 financial statements or the timing of the filing of the Company’s 2015 Form 10-K or Q1 2016 Form 10-Q. We caution you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, include the identification of additional errors in the restated financial statements, changes in the scope or focus of the accounting adjustments, the risk that additional information may arise prior to the expected filing with the SEC of the restated financial statements, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release, dated May 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: May 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 16. 2016